                                                                    EXHIBIT 99.1
                                                                          Page 1


PRESS RELEASE

EMCORE CORPORATION REPORTS FISCAL 2004 THIRD QUARTER AND NINE-MONTH RESULTS

THIRD QUARTER REVENUES INCREASE 25% FROM A YEAR AGO. YEAR TO DATE REVENUES INCREASE 56% FROM A YEAR AGO.

SOMERSET, New Jersey, August 2, 2004 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor products for the rapidly expanding broadband and wireless communications markets, today announced its financial results for the fiscal 2004 third quarter and nine-months ended June 30, 2004.

Revenues for the third quarter of 2004 were $21.2 million, an increase of 25% from the $17.0 million reported in the prior year, but down 9% sequentially from the $23.2 million in the previous quarter. Revenues from the photovoltaics and electronic materials and devices product lines met expectations; however, fiber optic revenues associated with EMCORE's new transceiver product line were $4.0 million below expectations. The shortfall was caused predominantly by supply chain issues; specifically, a vendor supplied contaminated material that was not identified until testing of the finished modules. To maintain the integrity of EMCORE's business and product line, management decided not to ship the finished modules because of the risk of warranty returns. To reduce the risk of a future occurrence, EMCORE has implemented additional quality screens within its supply chain and has reworked the finished modules to satisfy additional customer specifications. The new transceiver product is ramping and shipments commenced the week of July 12, 2004. Management believes that the materials and process issues have been resolved. EMCORE incurred an additional $1.3 million charge in research and development in the third quarter associated with the contaminated materials pending resolution of returns to its vendors.

For the nine months ended June 30, 2004, revenues totaled $67.5 million, an increase of $24.3 million, or 56% as compared to the same period a year earlier. Backlog as of June 30, 2004 increased $2.9 million, or 8% to $38.2 million sequentially.

Gross profit for the quarter was $0.4 million, or 2%, compared to a gross profit of $0.6 million, or 4% a year earlier. Sequentially, gross margins decreased $2.2 million as a result of lower revenues and unfavorable product mix.

Operating expenses for the third quarter ended June 30, 2004 increased $0.9 million to $12.3 million as compared to last quarter. The increase was related to research and development expenses attributable to the contaminated materials. Otherwise, research & development would have decreased by $0.4 million. Selling, general and administrative expenses decreased approximately $0.1 million sequentially. Operating expenses increased $2.0 million from the $10.3 million reported in the same period a year earlier.

Cash, cash equivalents and marketable securities at June 30, 2004 totaled approximately $58.0 million, an increase of $29.6 million and $20.0 million from September 30, 2003 and June 30, 2003, respectively.

Separately, the Company has identified opportunities in its cost structure to further reduce costs that management believes will not impact the Company's ability to continue to lead its markets in terms of technology and manufacturing execution. Total savings are targeted at $1.5 million per quarter, which management anticipates will be realized over the next three to six months.



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                                                                    EXHIBIT 99.1
                                                                          Page 2


MANAGEMENT DISCUSSION AND OUTLOOK:

Reuben F. Richards, Jr., President and CEO of EMCORE Corporation, reiterated "Our shortfall in revenues this quarter is not related to end market demand for our products. We are confident that the quality control issues have been resolved, and production has resumed the week of July 12. While we are obviously disappointed with shipments being delayed, the demand for these units remains strong. We currently have purchase orders for this product line of approximately $10 million that we intend to ship over the next two quarters. Further, we are maintaining our revenue guidance for fiscal 2004 of $90 to $100 million. Revenues for our fiscal fourth quarter are expected to increase 20% to $25 million."

EMCORE will discuss the quarterly results further on a conference call to be held on Tuesday, August 3, 2004 at 9:00 a.m. ET. To participate in the call, U.S. callers should dial (toll free) 888-896-0863 and international callers should dial 973-582-2703. A replay of the call will be available beginning August 3, 2004 at 11:15 a.m. ET until August 9, 2004 at 11:59 p.m. ET.

The replay call-in number for U.S. callers is 877-519-4471, for international callers it is 973-341-3080, and the access code is 4458424#. Also, the call will be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

COMPANY HIGHLIGHTS:

Highlights from the third quarter include:

o EMCORE was Selected by Anadigics as its Primary RF Transistor Wafer Supplier. The Company was selected by ANADIGICS, Inc. (NASDAQ: ANAD), a leading supplier of wireless and broadband solutions, to be ANADIGICS' primary supplier for all Radio Frequency (RF) materials. EMCORE's six-inch GaAs RF transistor wafers will be used to produce power amplifiers and related devices that are used in widespread wireless applications, such as cellular telephones, laptop computers and wireless infrastructure networks.

o EMCORE Corporation Acquired Corona Optical Systems. The Company acquired Corona Optical Systems located in Lombard, IL and Eau Claire, WI in a cash for stock merger. Corona Optical Systems is a market leader in parallel optics with an ultra small form factor transceiver, the OptoCube(R) transceiver, which is currently being deployed by Tier 1 customers for use in high-density telecom switching boxes. In the last twelve months before closing, Corona had revenues of approximately $2.9 million. Approximately 13 employees of Corona Optical Systems will join EMCORE. EMCORE expects that sales of Corona's OptoCube(R) transceiver will exceed $4 million in the next twelve months.

o EMCORE Transferred CX4 XENPAK Manufacturing to Asia and Began Volume Shipping. The ECX-7700 four-channel CX4 XENPAK module became available for volume shipping. In addition, the Company announced that with the transfer of its manufacturing resources to Asia, it now offers the lowest cost 10 Gigabit Ethernet (10GE) XENPAK-based solution.

o EMCORE Announced a Distribution Agreement with BUPT-GUOAN. The Company announced an agreement with BUPT-GUOAN BROADBAND NETWORK TECH. CO. LTD (BUPT-Beijing University of Posts and Telecom) to distribute EMCORE's fiberoptic cable television and satellite communications products in China. The agreement combines the strengths of EMCORE's Ortel Division, with its unique expertise in Hybrid Fiber/Coax (HFC) and Fiber-to-the-Premise (FTTP) network architectures, products and technologies, and BUPT-GUOAN, with its domestic sales and support staff and intimate knowledge of China's broadband marketplace.



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                                                                    EXHIBIT 99.1
                                                                          Page 3


ABOUT EMCORE

EMCORE Corporation offers a versatile portfolio of compound semiconductor products for the rapidly expanding broadband and wireless communications markets and the solid-state lighting industry. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders and pioneers in the rapidly growing communications market. EMCORE's solutions include: optical components for fiber-to-the premise, cable television, and high speed data and telecommunications; solar cells, solar panels and fiberoptic satellite links for global satellite communications; and electronic materials for high bandwidth communications systems, such as Internet access and wireless telephones. Through its joint venture participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation LED technology for use in the general illumination market. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements include, without limitation, (a) any statements or implications regarding EMCORE's ability to remain competitive and a leader in its industry, and the future growth of EMCORE, the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE's financial performance, (ii) EMCORE's continued leadership in technology and manufacturing in its markets, and (iii) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed,
(ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the fourth quarter of fiscal 2004. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) EMCORE's cost reduction efforts may not be successful in achieving their expected benefits, or may negatively impact EMCORE's operations; (b) reduced revenues resulting from the TurboDisc sale; (c) the failure of the products (i) to perform as expected without material defects,
(ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors and (d) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

                                                                    EXHIBIT 99.1
                                                                          Page 4

                                                        EMCORE CORPORATION
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                           FOR THE THREE AND NINE MONTHS ENDED JUNE 30,
                                            2004 AND 2003 (IN THOUSANDS, EXCEPT INCOME
                                                         (LOSS) PER SHARE)
                                                            (UNAUDITED)

                                                                 Three Months Ended               Nine Months Ended
                                                                       June 30,                       June 30,
                                                           ---------------------------       ----------------------------
                                                              2004             2003              2004            2003
                                                           ----------       ----------       ----------       -----------
Revenue .................................................   $ 21,225         $ 16,986         $ 67,530         $ 43,232
Cost of revenue .........................................     20,811           16,361           61,255           46,073
                                                            --------         --------         --------         --------

           Gross profit loss) ...........................        414              625            6,275           (2,841)

Operating expenses:
   Selling, general and administrative ..................      5,723            5,979           16,674           15,452
   Research and development .............................      6,535            4,283           18,295           10,944
                                                            --------         --------         --------         --------
       Total operating  expenses ........................     12,258           10,262           34,969           26,396
                                                            --------         --------         --------         --------

                 Operating loss .........................    (11,844)          (9,637)         (28,694)         (29,237)

Other (Income) expenses:
   Interest income ......................................       (201)            (200)            (558)            (905)
   Interest expense .....................................      1,205            2,027            4,915            6,264
   Gain from debt extinguishment ........................         --               --          (12,312)          (6,614)
   Equity in net (income) loss of GELcore ...............       (341)              33             (557)           1,335
                                                            --------         --------         --------         --------
       Total other expenses (income) ....................        663            1,860           (8,512)              80
                                                            --------         --------         --------         --------

                 Loss from continuing operations ........    (12,507)         (11,497)         (20,182)         (29,317)

Discontinued operations:
    Income (loss) from discontinued operations ..........         --            2,265           (2,045)           4,647
   Gain on disposal of discontinued operations ..........         --               --           19,584               --
                                                            --------         --------         --------         --------

                 Income from discontinued operations.....         --            2,265           17,539            4,647
                                                            --------         --------         --------         --------

                 Net loss ...............................   $(12,507)        $ (9,232)        $ (2,643)        $(24,670)
                                                            ========         ========         ========         ========

Weighted average basic shares used in per share data
calculations ............................................     46,598           37,051           42,106           36,922
                                                            ========         ========         ========         ========
Weighted average diluted shares used in per diluted share
data calculation ........................................     46,598           37,051           42,106           36,922
                                                            ========         ========         ========         ========

PER SHARE DATA:
Basic per share data:
   Loss from continuing operations ......................   $  (0.27)        $  (0.31)        $  (0.48)        $  (0.79)
   Income from discontinued operations ..................         --         $   0.06         $   0.42         $   0.12
                                                            --------         --------         --------         --------
   Net loss .............................................   $  (0.27)        $  (0.25)        $  (0.06)        $  (0.67)
                                                            ========         ========         ========         ========
Diluted per share data
   Loss from continuing operations ......................   $  (0.27)        $  (0.31)        $  (0.48)        $  (0.79)
   Income from discontinued operations ..................         --         $   0.06         $   0.42         $   0.12
                                                            --------         --------         --------         --------
   Net loss .............................................   $  (0.27)        $  (0.25)        $  (0.06)        $  (0.67)
                                                            ========         ========         ========         ========


                                                                    EXHIBIT 99.1
                                                                          Page 5


                               EMCORE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                   AS OF JUNE 30, 2004 AND SEPTEMBER 30, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                   AS OF       AS OF
                                                                                  JUNE 30,  SEPTEMBER 30,
                                      ASSETS                                        2004        2003
                                                                                 ---------  -------------
Current assets:
  Cash and cash equivalents ..................................................   $  24,641    $  28,439
  Marketable securities ......................................................      33,400           --
  Accounts receivable, net ...................................................      19,754       14,221
  Accounts receivable, GELcore ...............................................         230          325
  Inventories, net ...........................................................      15,083       13,963
  Prepaid expenses and other current assets ..................................       2,606        1,936
  Assets to be disposed ......................................................          --       44,456
                                                                                 ---------    ---------
       Total current assets ..................................................      95,714      103,340
Property, plant and equipment, net ...........................................      67,689       74,722
Goodwill .....................................................................      33,584       30,366
Intangible assets, net .......................................................       5,363        4,568
Investments in GELcore .......................................................       9,771        9,214
Other assets, net ............................................................       8,591       10,229
                                                                                 ---------    ---------
       Total assets ..........................................................   $ 220,712    $ 232,439
                                                                                 =========    =========

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...........................................................   $  13,212    $   8,155
  Accrued expenses ...........................................................      14,974       13,204
  Customer deposits ..........................................................          74          295
  Capitalized lease obligation, current portion ..............................          30           52
  Liabilities to be disposed .................................................          --        4,170
                                                                                 ---------    ---------
       Total current liabilities .............................................      28,290       25,876
Convertible subordinated notes ...............................................      96,051      161,750
Capitalized lease obligation, net of current portion .........................           8           41
                                                                                 ---------    ---------
       Total liabilities .....................................................     124,349      187,667

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $0.0001 par, 5,882 shares authorized, no shares
    outstanding .............................................................           --           --
   Common stock, no par value, 100,000 shares authorized, 46,848 shares issued and 46,828 outstanding at June 30, 2004; 37,327 shares issued and 37,307
    outstanding at September 30, 2003 ........................................     389,521      335,266
   Accumulated deficit .......................................................    (292,081)    (289,438)
   Accumulated other comprehensive loss ......................................        (111)         (90)
   Shareholders' notes receivable ............................................         (34)         (34)
   Treasury stock, at cost; 20 shares ........................................        (932)        (932)
                                                                                 ---------    ---------
       Total shareholders' equity ............................................      96,363       44,772
                                                                                 ---------    ---------
       Total liabilities and shareholders' equity ............................   $ 220,712    $ 232,439
                                                                                 =========    =========



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                                                                    EXHIBIT 99.1
                                                                          Page 6



CONTACT:
EMCORE  Corporation                                  TTC Group
Tom Werthan - Chief Financial Officer       or       Victor Allgeier
(732) 271-9090                                       (212) 227-0997
info@emcore.com                                      info@ttcominc.com